UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2014 (July 18, 2014)

Fern Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	000-54897	30-1749642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Samir Masri CPA Firm P.C.

175 Great Neck Rd. Suite 403

 Great Neck, NY 11021

(Address of principal executive offices)

Registrant’s telephone number, including area code: 516-466-6193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On July 18, 2014, Fern Holdings Corp. (the “Company”)  entered into a binding letter of intent dated July 17, 2014 (the “LOI”) with iQuitine Limited, a company organized in the United Kingdom (“iQuitine”), pursuant to which the Company agreed, subject to the terms of a definitive agreement (the “Definitive Agreement”) to be negotiated between the parties, to acquire no less than 100% of the issued and outstanding equity interests of iQuitine, in exchange for approximately 4,250,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company issuable to the equity holders of iQuitine (the “Share Exchange”). In addition, subject to the terms and conditions of the Definitive Agreement, the existing sole shareholder of the Company agreed to cancel an aggregate of 4,250,000 shares of Common Stock, as an inducement for iQuitine to consummate the transactions contemplated by the LOI. In addition, upon the closing of the Share Exchange, subject to compliance with Rule 14f-1 of the Securities Act of 1933, as amended, it is contemplated that the sole executive officer and director of the Company will resign, without any payment or additional consideration and the executive officers and directors of iQuitine will serve as the executive officers and directors of the Company.  At closing, all of the Company’s outstanding liabilities, debts and obligations will be satisfied or otherwise paid, other than outstanding accounts payable and other debt payable to related parties up to an aggregate amount of approximately $55,000 (the “Loan Amount”). The Loan Amount will be repaid upon the closing of a financing of at least $20 million in gross proceeds to the Company (the “Offering”). If the Company does not raise at least $20, then the Loan Amount will be converted into a note payable one year from the closing or termination of such Offering. The Definitive Agreement shall be subject to the approval and consent of holders of no less than 100% of the issued and outstanding equity interests of iQuitine.

Item 3.02       Unregistered Sales of Equity Securities.

The information included at Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The proposed issuance and sale of these securities will not be registered under the Securities Act. The securities will be issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) of the Securities Act, the Company will rely on the following facts: the securities are to be issued to recipients that each represent that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, it is acquiring the securities for investment purposes and without a view toward disposition thereof, and it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the proposed issuance and sale of the securities; and the securities will be issued as restricted securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fern Holdings Corp.

Date: July 24, 2014	By:	/s/ Samir Masri
Samir Masri
President, Chief Financial Officer Principal Executive Officer Principal Financial Officer